SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2002
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921  (719) 481-7000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5 - OTHER EVENTS:

Ramtron announced that it has signed an agreement to complete a new round of funding for aggregate gross proceeds to Ramtron of $8.0 million. The transaction is expected to close by March 31, 2002. The funding includes the issuance of 5% fixed-rate Convertible Debentures, due March 2007, for $8.0 million to Ramtron strategic partner and investor, Infineon Technologies; Halifax Fund, LP, managed by The Palladin Group, LP; and Cavallo Capital. Cardinal Securities, LLC of Atlanta, Georgia acted as the exclusive placement agent on the transaction. The company also announced that it will expand its strategic partnership with Infineon Technologies. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
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                99.1   Press Release dated March 14, 2002

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
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                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated March 15, 2002

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